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EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements No. 33-66944, No. 33-67138, No. 33-74734, No. 33-94878, No.
333-66837, No. 333-78499, No. 333-81159 and No. 333-35220 on Forms S-8; Post
Effective Amendments No. 1 and No. 2 to Registration Statements No. 33-66944, No. 33-67138, No. 33-74734 and No. 33-94878 on Forms S-8; and Post Effective Amendment No. 1 to Registration Statement No. 333-81159 on Form S-8 of QRS Corporation of our report dated April 26, 1999 relating to the financial statements of RockPort Trade Systems, Inc., which appears in the Current Report on Form 8-K/A of QRS Corporation dated May 23, 2000.

PricewaterhouseCoopers LLP
Boston, Massachusetts
May 23, 2000



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